Exhibit 10.2

Unofficial English Translation Solely for Convenience

Power of Attorney

Upon consultation, we have decided to transfer our joint ownership of the bromine factory located north of Dingjia Zhuangzi Village, Shouguang City (on the east side of Yangzhuang Village, Yangkou Township) to Shouguang Haoyuan Chemical Co., Ltd.  Of the said ownership, WANG Yueliang holds 32%, TIAN Kunming 25%, TIAN Gaoming 18%, WEI Zhiqiang 15% and LI Jinjin 10%.

For the convenience of the transaction, we hereby designate Mr. LI Jinjin as our full representative in the execution of the relevant acquisition contract with Shouguang Haoyuan Chemical Co., Ltd. and as the person responsible for forwarding the proceeds to be received as the transfer consideration to the account of each of us in the amount corresponding to the ownership ratio specified.  This power of attorney shall become effective when it is signed by all the parties and shall remain effective until the completion of the acquisition of the bromine factory and the receipt of the transfer consideration in cash and in stock.

Parties granting the authorization:
WANG Yueliang (ID Card number: 370783196709252636) /s/ Wang Yueliang
TIAN Kunming (ID Card number: 370783198505252537) /s/ Tian Kunming
TIAN Gaoming (ID Card number: 370783197906102739) /s/ Tian Gaoming
WEI Zhiqiang (ID Card number: 370783198411156931) /s/ Wei Zhiqiang

Party granted the authorization:
LI Jinjin (ID Card number: 370783198404183595) /s/ Li Jinjin

April 30, 2010